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                                                                EXHIBIT 99.1

                              GB FOODS CORPORATION

                                WARRANT AGREEMENT


         THIS WARRANT AGREEMENT dated as of July 21, 1997, is entered into by and among GB FOODS CORPORATION, a Delaware corporation, (the "Company"), and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Holder").

         The Company proposes to issue to the Holder warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares, subject to adjustment as provided in
Section 8 hereof (such 1,500,000 shares, as adjusted, being hereinafter referred to as the "Shares") of the Company's Common Stock, par value $0.08 (the "Common Stock"), each Warrant entitling the holder ("Holder") thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. TRANSFER OF WARRANTS: FORM OF WARRANT. On the date hereof, in connection with the sale and assignment of the Warrants to the Holder pursuant to terms of that certain Stock and Warrant Purchase Agreement dated July 20, 1997 by and among William M. Theisen, the Company, and the Holder, the Holder hereby issues and delivers the Warrants to the Holder. The form of the Warrant and of the form of election to purchase Shares to be attached thereto shall be substantially as set forth on the attachments hereto entitled "Warrant Certificate." The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Co-Chairman, President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

2. REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). Subject to the provisions of Section 3, the Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Holder.

3. WARRANTS TRANSFERABILITY LIMITED. The Warrants are expressly hereby made non-transferable and shall not be sold, transferred, assigned or hypothecated, in part or in whole, except upon the liquidation and dissolution of the Holder or the prior written consent of the Company. Any permitted transfer will be allowed only upon delivery of the Warrant Certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer and contingent upon approval by the Board of Directors of the Company. Such permitted transfer, of the Warrants shall be effective as of the date of such endorsement or other proper evidence. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. Such permitted transfer of the Warrants shall be effective as of the date of such endorsement or other proper evidence. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited


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with the Company in its discretion. Upon any registration of transfer, the
Company shall deliver a new Warrant or Warrants to the person entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. The Company may require payment of the sum sufficient to cover all applicable taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the registration provisions of Securities Act of 1933, as amended (the "Act"), unless an exemption under the Act is available therefor.

4.       TERM OF WARRANTS; EXERCISE OF WARRANTS.

         (a) Subject to Paragraph 4(d) below, each Warrant entitles the registered owner thereof to purchase one Share at a purchase price of Five Dollars ($5.00) per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time or from time to time the date of this Agreement until 5:00 p.m., California time, November 23, 2002 (the "Warrant Expiration Date"). The Exercise Price and the Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of the Agreement, the Holder or a permitted Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company and the Company shall issue and sell to the Holder or such Holder the number of fully paid and nonassessable Shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised.

         (b) The Purchase Price may be paid (i) in cash or by cashier's check payable to the Company, (ii) by the surrender of Warrants owned by the Holder or a permitted Holder having a Warrant Value (as defined below) on the date of exercise equal to the Purchase Price, (iii) by the surrender of shares of the Company's Common Stock in good form for transfer, owned by the Holder and having a Fair Market Value (as defined below) on the date of exercise equal to the Purchase Price, or
         (iv) any combination of the foregoing. The term "Warrant Value" shall mean the difference between the Exercise Price per share and the Fair Market Value (as defined below) per share multiplied by the number of Warrants being surrendered. The term "Fair Market Value" shall mean the average over the previous five (5) trading days of the reported high and low sales price on the Nasdaq Small Cap Market, the Nasdaq National Market System, or such other national securities exchange on which the Company's shares may be traded, or if not trading on the Nasdaq Small Cap Market, the Nasdaq National Market System, or a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         (c) No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder or the permitted Holder of such Warrants and in such name or names as the Holder or such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in
         Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the Exercise Price as


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         aforesaid; provided, however, that if, at the date of surrender of such
         Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than five (5) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable solely in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder or a permitted Holder of Warrants in respect of which such Shares are issued.

6. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right of interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

7. RESERVATION OF SHARES, ETC. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Securities Transfer, Incorporated, transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Warrants subsequent to the Warrant Expiration Date.

8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock (other than an issuance of Common Stock for valuable consideration), (ii) subdivide its outstanding shares of Common Stock,
         (iii) combine its outstanding shares of Common Stock in to a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of



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         the Company (including any such reclassification in connection with the consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder and any permitted Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

         (b) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than five (5) years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

         (c) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

         (d) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value.

         (e) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder and/or each permitted Holder notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this
         Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive as to the correctness of such adjustment and the Holder and/or each permitted Holder shall have the right to inspect such certificate during reasonable business hours.

         (f) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

         (g) If any capital reorganization, recapitalization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another person or entity, or any other transaction (collectively, an "Organic Change") shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock (such stock, securities or assets being hereinafter


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         referred to as "substitute property"), then, as a condition of such
         Organic Change, lawful and adequate provision shall be made whereby the Holder and the permitted Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants had such Organic Change not taken place. Further, in any such case appropriate provision shall be made with respect to the rights and interests of the Holder and the permitted Holder to the end that the provision hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any substituted property thereafter purchasable and receivable upon the exercise of the Warrants. The Company shall not effect any such Organic Change, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the corporation purchasing the assets shall assume by written instrument approved by the board of directors of the Company the obligation to deliver to the Holders such substituted property as, in accordance with the foregoing provisions, the Holders may be entitled to purchase and receive.

         (h) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Holder or the same permitted Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current market price per share of Common Stock (determined as provided in Section 8(d) of this Agreement) on the date of exercise.

10.      REGISTRATION RIGHTS.

         (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Holder and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (e) of this Section 10) that, upon written request of the then Holder(s) of at least a majority of the Registrable Securities under Warrants which were originally issued to the Holder, the Company will file, from time to time as requested, as promptly as practicable and, in any event, within ninety (90) days after receipt of such written request, at the sole expense to the Holder and/or any other or subsequent Holders of the Registrable Securities, a registration statement (the "Registration Statement"), under the Act, registering or qualifying the Registrable Securities for sale. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Registration Statement as promptly as practicable and of a period of two (2) years thereafter to reflect in the Registration Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or event arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Registration Statement to enable the Holder or any permitted Holders of the Warrants to, subject to Section 4, exercise such Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said two-year period. The Holders may sell the Registrable Securities pursuant to the Registration Statement without exercising the Warrants.



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         (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with the Holder and any subsequent Holders of the Registrable Securities that if, at any time after the Warrants become exercisable, it proposes to file a Registration Statement with respect to any class of equity or equity-related security under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice to the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement to the maximum extent possible, subject to paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the Holder(s) receive notice from the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". This paragraph is not applicable to a registration statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms thereto.

                  (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration includes an underwritten primary registration on behalf of such Company and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposed to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities and (C) third, securities of the holders of other securities requesting registration.


                  (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder and (B) second, other securities requested to be included in such registration.

         (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement, shall be at the then Holders' cost and expense; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued.


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         (d) All registration expenses (as hereinafter defined) in connection with a Demand or Piggyback Registration shall be borne by the Company and all selling expenses (as hereinafter defined) in connection with a Demand or Piggyback Registration shall be borne by the Holders. The term "registration expenses" shall mean all expenses, except selling expenses, incurred by the Company in complying with the registration rights granted in this Section 11, including all registration, qualification, and filing expenses; printing expenses; escrow fees; fees and disbursements of counsel for the Company, blue sky fees and expenses; and fees and disbursements of the Company's independent auditors. The term "selling expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the Registrable Securities and expenses of counsel for the Holders. All selling expenses shall be borne by the Holders in an amount equal to their pro rata share of the Registrable Securities included in the Registration Statement.

         (e) For purposes of this Section 10, (I) the term "Holder" shall be holders of Shares, and (ii)the term "Registrable Securities" shall mean the Shares, if issued.

11. VOTING RIGHTS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

12.      NOTICES.

         (a) Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this
         Section 12, to the Holder and any permitted Holders of Warrants and/or the holders of Shares:

                                    GB FOODS CORPORATION
                                    23 Corporate Plaza, Suite 246
                                    Newport Beach, California 92660
                                    Attention:  Corporate Secretary

         Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder and any permitted Holder of any Warrant and/or the holder of any share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to the Holder or such Holder or such holder of Shares at the address of the Holder or such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

         (b) If at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (i) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or



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                  (iii) a dissolution, liquidation or winding-up of the Company
                  (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (iv) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity;

         then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such divided or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding-up or sale.

13. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of Delaware. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                          GB FOODS CORPORATION

                                          By:
                                              ------------------------------

                                          Its:
                                              ------------------------------


                                          FIDELITY NATIONAL FINANCIAL, INC.

                                          By:
                                              ------------------------------

                                          Its:
                                              ------------------------------


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         THE WARRANTS AND THE SHARES OF COMMON STOCK REFERRED TO HEREIN HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE WARRANTS MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANTS UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM), AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT ANY SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS, OR THE WRITTEN CONSENT OF THE COMPANY.

                               WARRANT CERTIFICATE

                          FOR PURCHASE OF COMMON STOCK

                               1,500,000 WARRANTS

                              GB FOODS CORPORATION
                             A DELAWARE CORPORATION

                      Initial Issuance on November 23, 1992
             (Transferred to the Registered Holder on July 21, 1997)

             Void after 5:00 p.m. California Time, November 23, 2002

     This certifies that for value received FIDELITY NATIONAL FINANCIAL, INC., or registered assigns (the "Registered Holder"), is the owner of 1,500,000 Common Stock Purchase Warrants (the "Warrants") specified above issued in accordance with that certain Warrant Agreement dated July 21, 1997 by and between GB FOODS CORPORATION, a Delaware corporation (the "Company") and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Warrant Agreement"). Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in the Warrant Agreement, one fully paid and nonassessable share of Common Stock, no par value, of the Company, at any time prior to 5:00 P.M., California time, on November 23, 2002 (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the Company's office, or its successor or agent (the "Warrant Agent") accompanied by payment of $5.00 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company at 23 Corporate Plaza, Suite 246, Newport Beach, California 92660. At the option of the Registered Holder, the Warrants may be exercised by surrender of this Warrant Certificate for the Warrant Value (as defined in the Warrant Agreement). The Company will act as Warrant Agent until further notice to the Registered Holder.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     If the Expiration Date shall in the State of California be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M., California time, the next following day which in the State of California is not a holiday or a day on which banks are authorized to close.

                              GB FOODS CORPORATION
                          23 Corporate Plaza, Suite 246
                         Newport Beach, California 92660

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel the Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange thereof, subject to the limitations provided in the Warrant Agreement.

     The Company has agreed to register the shares issuable upon exercise of the Warrants under certain conditions as set forth in the Warrant Agreement.

     The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable upon the exercise of this and all other Warrants or like tenor then outstanding.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive any notice of any proceedings of the Company. No dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

     Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the Registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed to the Company, only after approval by the Board of Directors of the Company.

     The Company may deem and treat the registered owner of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     If at any time or from time to time the Company shall declare a stock dividend or, by subdivision, consolidation, or reclassification of shares, or otherwise, change as a whole the outstanding Common Shares into a different number of a class of shares, the number and class of shares so changed shall, for the purposes of this Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted. Irrespective of any adjustment or change in the Warrant purchase price or the number of Common Shares actually purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant purchase price per share and the number of shares purchasable thereunder as the Warrant purchase price per share and the number of shares purchasable were expressed upon the Warrants when initially issued.

     Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the Registered Holder stating the adjusted Warrant purchase price and the adjusted number of Common Shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, The Board of Directors of the Company shall determine the computation made hereunder. In case any voluntary or involuntary dissolution, liquidation, or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days' prior written notice thereof to the Registered Holder stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation, or winding up (on which date, in the event such dissolution, liquidation, or winding up shall actually take place, this Warrant and all rights with respect hereto shall terminate). Notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Company.

     For the purposes of the foregoing paragraphs, the term "Common Shares" shall include the aggregate number of shares that the Company, by its Articles of Incorporation, as from time to time amended, is authorized to issue, which are not limited to a fixed sum or percentage of the par value in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

     Any conflict in the terms of this Warrant Certificate and the terms of the Warrant Agreement shall be resolved with reference to the terms of the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its duly authorized officer and its corporate seal to be imprinted hereon this 21st day of July, 1997.

GB FOODS CORPORATION



By:
      -----------------
      Bruce H. Haglund,
      Secretary



CORPORATE SEAL

                                   ASSIGNMENT

               (To be executed by the Registered Holder to effect
          a transfer of the Warrant. No transfer or assignment shall be valid unless countersigned by the Secretary of GB Foods
              Corporation, which signature shall evidence approval
                           by the Board of Directors.)



     For value received _______________________________hereby sells, assigns, and transfers unto ___________________________________________________________
this Warrant and the rights represented thereby to purchase Common Shares in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint the duly elected and acting Secretary of GB Foods Corporation as attorney-in-fact to transfer this Warrant on the books of GB Foods Corporation, with full power of substitution.



Dated:                            Signed:
       -----------------------            -------------------------------------
                                                  , Registered Holder




Countersigned:

GB Foods Corporation

By:
     -------------
     Its Secretary

                                SUBSCRIPTION FORM

     (To be Executed by the Registered Holder in Order to Exercise Warrants)

         The undersigned Registered Holder hereby irrevocably elects to exercise ________________________________________________ Warrants represented by the attached Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, tenders $________________________________ as payment therefor and requests that certificates for such securities shall be issued in the name of

         [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER]

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                     [Please print or type name and address]

and be delivered to


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         Dated:
                 ------------------------      ------------------------------
                                               Signature of Registered Holder


\                                              ------------------------------

                                               ------------------------------

                                               Address


                                               ------------------------------

                                               Taxpayer Identification Number


                                               ------------------------------

                                               Signature Guaranteed
ACCEPTED:

GB FOODS CORPORATION


By:
    ------------------------------
              , Authorized Officer